EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM T-1
                                  ----------

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2)
                                                            ---

             STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)

                 Connecticut                          06-1304336
      (Jurisdiction of incorporation or            (I.R.S. Employer
   organization if not a U.S. national bank)      Identification No.)

       225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103
         (Address of principal executive offices)         (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
              225 Franklin Street, Boston, Massachusetts  02110
                               (617) 654-3253
          (Name, address and telephone number of agent for service)

                            ---------------------


                               US AIRWAYS, INC.
                            US AIRWAYS GROUP, INC.
             (Exact name of obligor as specified in its charter)

              Delaware                                54-1194634
                                                      53-0218143
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)

                             2345 Crystal Drive
                          Arlington, Virginia 22227
             (Address of principal executive offices)  (Zip Code)

                            --------------------

                  $1,500,000,000 PASS-THROUGH CERTIFICATES
                       (Title of indenture securities)



                                   GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                Comptroller of the Currency
                Treasury Department of the United States
                Washington, D.C.

                Board of Governors of the Federal Reserve System
                Washington, D.C.

                Federal Deposit Insurance Corporation
                Washington, D. C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS. Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                (See note on page 2.)

ITEM 3. THROUGH ITEM 15.  NOT APPLICABLE.

ITEM 16.  LIST OF EXHIBITS.

          LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF
          ELIGIBILITY.

          1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

                A copy of the Articles of Association of the trustee as now in effect incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.


          2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                A copy of the Certificate of the Comptroller of the Currency.

          3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) or (2), ABOVE.

                A copy of the Certification of Fiduciary Powers (included in Exhibit 2).

          4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                A copy of the existing by-laws of the trustee incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.



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          5.  A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR
              IS IN DEFAULT.

                Not applicable.

          6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY SECTION 321 (B) OF THE ACT.

                The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

          7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                Exhibit 7 and made a part hereof.


                                    NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 18th day of May, 1999.


                                      STATE STREET BANK AND TRUST COMPANY OF
                                      CONNECTICUT, NATIONAL ASSOCIATION


                                      By:  /s/ Ruth A. Smith
                                           ---------------------------
                                           Ruth A. Smith
                                           Vice President



                                      2



                               EXHIBIT 1 AND 2


(COMPTROLLER OF THE CURRENCY ADMINISTRATOR OF NATIONAL BANKS--LETTERHEAD)

I Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "State Street Bank and Trust Company of Connecticut, National Association", Hartford, Connecticut, (Charter No. 22272), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                         IN TESTIMONY WHEREOF, I have
                         hereunto subscribed my name and
                         caused my seal of office to be
                         affixed to these presents at the
                         Treasury Department, in the City
                         of Washington and District of
                         Columbia, this 1st day of
                         April, 1998.


                         /s/ Eugene A. Ludwig
                         ------------------------------------------------
                         Comptroller of the Currency



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                                  EXHIBIT 6


                           CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by US Airways, Inc. of its $1,500,000,000 Pass-Through Certificates, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      STATE STREET BANK AND TRUST COMPANY OF
                                      CONNECTICUT, NATIONAL ASSOCIATION


                                      By:  /s/ Ruth A. Smith
                                           -------------------------------
                                           Ruth A. Smith
                                           Vice President

Dated:  May 18, 1999



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                                  EXHIBIT 7

Legal Title of Bank:   State Street Bank and Trust Company of CT, N.A.
Call Date:             12/31/98
Address:               Goodwin Square, 225 Asylum Street, Floor 29
City, State Zip        Hartford, CT 06103
FDIC Certificate No.:  33132

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                 Thousands of
ASSETS                                                             Dollars

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                   7,439
   Interest-bearing balances                                                0
Securities:
   Held-to-maturity balances                                                0
   Available-for-sale securities                                           90
Federal funds sold and securities purchased under agreements to resell 0 Loans and lease financing receivables:
   Loans and leases, net of unearned income                     0
   LESS: Allowance for loan and lease losses                    0
   LESS: Allocated transfer risk reserve                        0
   Loans and leases, net of unearned income, allowance, and reserve         0
Trading assets                                                              0
Premises and fixed assets (including capitalized leases)                  313
Other real estate owned                                                     0
Investments in unconsolidated subsidiaries and associated companies         0
Customers' liability to this bank on acceptances outstanding                0
Intangible assets                                                       2,077
Other assets                                                            1,198
Total assets                                                           11,117
Losses deferred pursuant to 12 U.S.C 1823(j)                                0
Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)         11,117



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Legal Title of Bank:   State Street Bank and Trust Company of CT, N.A.
Call Date:             12/31/98
Address:               Goodwin Square, 225 Asylum Street, Floor 29
City, State Zip        Hartford, CT 06103
FDIC Certificate No.:  33132


Schedule RC - Continued


LIABILITIES

Deposits:
   In domestic offices                                                      0
      Noninterest-bearing                                       0
      Interest-bearing                                          0
   In foreign offices, Edge and Agreement subsidiaries, and IBFs            0
      Noninterest-bearing                                       0
      Interest-bearing                                          0
Federal funds purchased and securities sold under agreements to repurchase  0
Demand notes issued to the U.S. Treasury                                    0
Trading Liabilities                                                         0
Other borrowed money                                                        0
   with a remaining maturity of one year or less                       0
   with a remaining maturity of more than one year through three years 0
   with a remaining maturity of more than three years                  0
Bank's liability on acceptances executed and outstanding                    0
Other liabilities                                                       3,944
Total liabilities                                                       3,944

EQUITY CAPITAL

Perpetual preferred stock and related surplus                               0
Common stock                                                              500
Surplus                                                                 2,500
Undivided profits and capital reserves                                  4,173
Net unrealized holding gains (losses) on available-for-sale securities      0
Cumulative foreign currency translation adjustments                         0
Total equity capital                                                    7,173
Losses deferred pursuant to 12 U.S.C. 1823(j)                               0
Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) 7,173 Total liabilities, equity capital, and losses deferred
   pursuant to 12 U.S.C. 1823(j)                                       11,117
                                                                       ======



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We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                 Chris A. Hayes
                                                 Deborah A. Robbins
                                                 James A. Quale



I, Chris A. Hayes, Senior Vice President, Director and Chairperson of the Board, of the above named bank do hereby declare that the Report of Condition is true and correct to the best of my knowledge and belief.

                                Chris A. Hayes



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